UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                                                                                         Date of Report (Date of earliest event reported):   January 29, 2010 (January 28, 2010)

                           PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

       138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (740) 373-3155

                                     Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Approval of Hiring of Richard W. Stafford

On January 28, 2010, Peoples Bancorp Inc. ("Peoples") issued a news release (the "Stafford Hiring Release") announcing that on January 28, 2010, the Boards of Directors of Peoples and its banking subsidiary Peoples Bank, National Association ("Peoples Bank") had approved the hiring of Richard W. Stafford in the position of Executive Vice President, Retail Banking of each of Peoples and Peoples Bank.  Mr. Stafford will join Peoples and Peoples Bank effective February 8, 2010 and will be an executive officer of Peoples.  In addition to overseeing the management of Peoples Bank's banking centers, Mr. Stafford will oversee the delivery of consumer loan and deposit services, customer call center and internet banking offerings.  A copy of the Stafford Hiring Release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Stafford, who is 44, most recently served as Chief Operating Officer and Senior Vice President of Retail Banking of Citizens First Bancorp, Inc., a bank holding company headquartered in Port Huron, Michigan, from January 2005 to January 27, 2010.

On January 28, 2010, the Board of Directors of Peoples authorized the execution on behalf of Peoples, on or after February 8, 2010, of a change in control agreement with Mr. Stafford, which will be effective on February 8, 2010 when Mr. Stafford becomes an executive officer of Peoples.  The terms of Mr. Stafford's change in control agreement will be the same as those in the amended and restated change in control agreements which Peoples has entered into with Carol A. Schneeberger, David T. Wesel, Joseph S. Yazombek, and Edward G. Sloane, the forms of which were filed as Exhibits 10.21, 10.22, 10.24, and 10.34 respectively, to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and for Daniel K. McGill the form of which was filed as Exhibit 10.1 on Form 10-Q for the quarter ended September 30, 2009.

The change in control agreement will provide that, if Mr. Stafford is terminated by Peoples or its successors for any reason other than cause (as defined in the change in control agreement) or by Mr. Stafford for good reason (as defined in the change in control agreement), within six months prior to or within 24 months after a defined change in control occurs, Peoples will provide the following benefits:  (i) a lump sum cash payment of two times the amount of Mr. Stafford's base annual compensation, payable within 30 days following Mr. Stafford’s termination date with such payment delayed until the first business day of the seventh month following the termination date if Mr. Stafford is a "specified employee" for purposes of Section 409A of the Internal Revenue Code and (ii) continuing participation in life, medical and dental insurance for a period of 12 months substantially in the form and expense to Mr. Stafford as that received prior to the termination date.  Mr. Stafford's base annual compensation for purposes of his change in control agreement will be the average annualized compensation paid by Peoples which was includible in Mr. Stafford's gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

If Mr. Stafford were to receive a change in control benefit as previously described, he will be subject to a non-compete agreement for a period of 12 months, under which he is not permitted to engage in the business of banking or any other business in which Peoples directly or indirectly engages during the term of Mr. Stafford's agreement in the geographic market of Peoples on the termination date.

Mr. Stafford's right to receive payments under his change in control agreement will be subject to the limitations on such payments set forth in the standards for executive compensation implemented by the United States Department of the Treasury for entities, such as Peoples, which are participants in the Capital Purchase Program established under the Troubled Asset Relief Program.

Fixing of Date, Time and Place of 2010 Annual Meeting of Shareholders

On January 29, 2010, Peoples issued a news release (the "January 29, 2010 Release") announcing that on January 28, 2010, the Board of Directors of Peoples had taken action to fix the date, time and place of the 2010 Annual Meeting of Shareholders of Peoples (the "2010 Annual Meeting").  The 2010 Annual Meeting will be held on Thursday, April 22, 2010 at 10:00 A.M., Eastern Daylight Savings Time, in the Ball Room of the Holiday Inn, 701 Pike Street, Marietta, Ohio.  A copy of the January 29, 2010 Release is included as Exhibit 99.2 to this Current Report on Form 8-K.

        Modification of Month During Each Calendar Quarter in Which Decision to be Made as to Declaration of Cash Dividend in respect of Common Shares

In the January 29, 2010 Release, Peoples also announced that on January 28, 2010, the Board of Directors of Peoples had determined that, effective with the first calendar quarter of 2010, the decision as to whether a cash dividend should be declared in respect of Peoples’ common shares would be made in the third month of each calendar quarter.  Historically, the Board of Directors of Peoples had declared a cash dividend in respect of Peoples' common shares, when appropriate, in the second month of each calendar quarter.  A copy of the January 29, 2010 Release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(a)        Not Applicable

(b)        Not Applicable

(c)        Not Applicable

(d)        Exhibits:

Exhibit No.	Description
99.1	News Release issued by Peoples Bancorp Inc. on January 28, 2010 related to the approval of the hiring of Richard W. Stafford
99.2
News Release issued by Peoples Bancorp Inc. on January 29, 2010 related to (i) the fixing of the date, time and place of the 2010 Annual Meeting of Shareholders and (ii) the modification of the month during each calendar quarter in which decision to be made as to declaration of cash dividend in respect of common shares

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Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Dated: January 29, 2010	By: /s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Location
99.1	News Release issued by Peoples Bancorp Inc. on January 28, 2010 related to the approval of the hiring of Richard W. Stafford	Filed herewith
99.2
News Release issued by Peoples Bancorp Inc. on January 29, 2010 related to (i) the fixing of the date, time and place of the 2010 Annual Meeting of Shareholders and (ii) the modification of the month during each calendar quarter in which decision to be made as to declaration of cash dividend in respect of common shares
Filed herewith